FPL  GROUP,  INC.
SUPPLEMENTAL  EXECUTIVE  RETIREMENT  PLAN

Amended and Restated
Effective April 1, 1997

FPL  GROUP,  INC.
SUPPLEMENTAL  EXECUTIVE  RETIREMENT  PLAN

TABLE OF CONTENTS

Section                                               Page
ARTICLE I
DEFINITIONS

1.01  Base Compensation                                  2
1.02  Beneficiary                                        2
1.03  Board                                              3
1.04  Bonus Compensation                                 3
1.05  Change of Control                                  3
1.06  Class A Executive                                  5
1.07  Code                                               5
1.08  Committee                                          5
1.09  Disability                                         5
1.10  EBPAC                                              5
1.11  Effective Date                                     5
1.12  Employee                                           5
1.13  Employer                                           5
1.14  ERISA                                              5
1.15  Group                                              5
1.16  Participant                                        5
1.17  Pension Plan                                       5
1.18  Plan                                               6
1.19  Prior Pension Plan                                 6
1.20  Restated Effective Date                            6
1.21  Retirement Plan                                    6
1.22  Thrift Plan                                        6


ARTICLE II
ELIGIBILITY

2.01  Eligibility for Participation                      6
2.02  Terminated Employees                               6
2.03  Termination of Participation                       6


ARTICLE III
BENEFITS

3.01  Benefits                                           7
3.02  Vesting of Benefits                                8
3.03  Transfer of Employment                             9
3.04  Payment of Benefits                               10
3.05  Taxes                                             10
3.06  Offset for Obligations to Employer                11


ARTICLE IV
ADMINISTRATION

4.01  Administration                                    11
4.02  Liability of Committee or EBPAC; Indemnification  11
4.03  Determination of Benefits                         12
4.04  Payment Due an Incompetent                        13
4.05  Expenses                                          13


ARTICLE V
AMENDMENT AND TERMINATION

5.01  Amendment                                         13
5.02  Termination or Merger of the Plan                 14
5.03  Supplements                                       14
5.04  Withdrawal by Employer                            14


ARTICLE VI
MISCELLANEOUS

6.01  No Trust Created                                  14
6.02  Funding                                           15
6.03  Top Hat Plan                                      15
6.04  Effect on Benefits under other Plans              15
6.05  Spendthrift Clause                                15
6.06  Rights Against the Employer                       15
6.07  No Contract of Employment                         16
6.08  Indemnity Upon Change of Control                  16
6.09  Successors                                        16
6.10  Severability                                      16
6.11  Governing Law                                     16
6.12  Construction                                      16

Execution Page                                          17
Appendix A                                              18
Appendix B                                              19

FPL  GROUP,  INC.
SUPPLEMENTAL  EXECUTIVE  RETIREMENT  PLAN

	THIS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN is adopted by the Compensation Committee of the Board of Directors ("Compensation Committee") on this 16th day of June, 1997, effective as of April 1, 1997 (the "Restated Effective Date").

W I T N E S S E T H    T H A T:

	WHEREAS, on December 12, 1988 FPL Group, Inc. ("Group") adopted the FPL Group, Inc. Supplemental Executive Retirement Plan (the "Plan") effective as of January 1, 1986 (the "Effective Date") for the exclusive benefit of a select group of management and highly compensated employees to provide retirement benefits in addition to those benefits available under the qualified pension and thrift plans established and maintained by Group; and
	WHEREAS, the Benefit Restoration Plan of FPL Group, Inc. and Affiliates was merged into the Plan effective as of January 1, 1994 pursuant to the amendment and restatement of the Plan; and
	WHEREAS, effective April 1, 1997, Group changed the benefit formula under its qualified defined benefit pension plan from a unit credit formula to a cash balance formula; and
	WHEREAS, Group has determined that the best method to modify the benefits under the Plan so as to take into account the new cash balance formula is to amend and restate the Plan; and
	WHEREAS, Group has been authorized by the Compensation Committee to amend and restate the Plan;

	NOW, THEREFORE, Group hereby amends and restates the FPL Group, Inc. Supplemental Executive Retirement Plan in its entirety on the following terms and conditions:

ARTICLE I
DEFINITIONS

	The following terms when used herein shall have the meaning indicated, unless the context indicates otherwise:

	1.01	"Base Compensation" shall mean Base Compensation (as
defined in the Pension Plan) and Monthly Base Pay (as defined in the Prior Pension Plan) with respect to the supplemental pension benefit described in Subsection 3.01(b), and Earnings (as defined in the Thrift Plan) with respect to the supplemental matching contributions described in Subsection 3.01(c)(1), plus, to the extent not otherwise included, (i) any salary deferred under the FPL Group, Inc. Deferred Compensation Plan, and
(ii) any amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), or 402(h). The term "Base Compensation" shall not include (a) amounts received as fringe benefits irrespective of the includibility of such amounts on the Participant's Form W-2 (other than salary reduction contributions described in clause (ii) above), (b) amounts received under the FPL Group, Inc. Long-Term Incentive Plan of 1985 or the FPL Group, Inc. Long Term Incentive Plan of 1994, and
(c) bonuses awarded under the Annual Incentive Plan maintained by the Employer (whether or not such bonuses were deferred under the FPL Group, Inc. Deferred Compensation Plan).

	1.02	"Beneficiary" shall mean the Beneficiary designated under
the applicable Retirement Plan with respect to which benefits hereunder are paid, except that the Participant may designate a Beneficiary hereunder by delivering to the Employer a written designation of Beneficiary specifically made with respect to this Plan.

	1.03	"Board" shall mean the Board of Directors of Group.

	1.04	"Bonus Compensation" shall mean Base Compensation, plus
any bonuses awarded under the Annual Incentive Plan maintained by the Employer (whether or not such bonuses were deferred under the FPL Group, Inc. Deferred Compensation Plan).

	1.05	"Change of Control" shall mean:

	(a)	The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Group (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Group entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by Group or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Group or any of its subsidiaries or
(iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

	(b)	Individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Group's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents; or

	(c)	Approval by the shareholders of Group of a
reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

	(d)	Approval by the shareholders of Group of (i) a
complete liquidation or dissolution of Group or (ii) the sale or other disposition of all or substantially all of the assets of Group, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

	The term "the sale or disposition by Group of all or substantially all of the assets of Group" shall mean a sale or other disposition transaction or series of related transactions involving assets of Group or of any direct or indirect subsidiary of Group (including the stock of any direct or indirect subsidiary of Group) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of Group (as hereinafter defined). The "fair market value of Group" shall be the aggregate market value of the then Outstanding Company Common Stock (on a fully diluted basis) plus the aggregate market value of Group's other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of Group shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock or by such other method as the Board shall determine is appropriate.

	1.06	"Class A Executive" shall mean an Employee who is
designated for purposes of this Plan as such by the Committee.

	1.07	"Code" shall mean the Internal Revenue Code of 1986, as it
may be amended from time to time, and the rules and regulations promulgated thereunder.

	1.08	"Committee" shall mean the Compensation Committee of the
Board or any such other committee designated by the Board, which shall consist of at least three members of the Board each of whom are not employees of Group or any of its subsidiaries.

	1.09	"Disability" shall have the meaning set forth in the
Executive Long Term Disability Plan of FPL Group, Inc. and Affiliates.

	1.10	"EBPAC" shall have the meaning set forth in the Pension
Plan.

	1.11	"Effective Date" shall mean January 1, 1986, the effective
date of the Plan as originally adopted.

	1.12	"Employee" shall mean the President, Chairman, Chief
Financial Officer, General Counsel, Treasurer, any Senior Vice President, and any Vice President of Group, any officer of Florida Power & Light Company that is a Vice President or above, the President of the Nuclear Division of Florida Power & Light Company, and the Presidents of ESI Energy, Inc., FPL Group International, Inc., and Turner Foods Corporation.

	1.13	"Employer" shall mean Group and any of its subsidiaries
listed in Appendix A.

	1.14	"ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

	1.15	"Group" shall mean FPL Group, Inc.

	1.16	"Participant" shall mean an Employee who satisfies the
requirements for participation in the Plan in accordance with Section 2.01.

	1.17	"Pension Plan" shall mean the FPL Group Employee Pension
Plan, as it may be amended from time to time.

	1.18	"Plan" shall mean the plan as set forth in this document
as it may be amended from time to time. This plan shall be known as the FPL Group, Inc. Supplemental Executive Retirement Plan.

	1.19	"Prior Pension Plan" shall mean the FPL Group Employee
Pension Plan as in effect prior to its amendment and restatement on the Restated Effective Date.

	1.20	"Restated Effective Date" shall mean April 1, 1997.

	1.21	"Retirement Plan" shall mean the Pension Plan and the
Thrift Plan.

	1.22	"Thrift Plan" shall mean the FPL Group Employee Thrift
Plan, as it may be amended from time to time.

ARTICLE II
ELIGIBILITY

	2.01	Eligibility for Participation - An Employee shall become a
Participant as follows:

	(a)	An individual listed on Appendix B shall remain a
Participant hereunder; and

	(b)	Any other Employee who qualifies for a benefit
under any of the Retirement Plans shall be a Participant in the Plan;

provided such Employee is among a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA.

	2.02	Terminated Employees - This Plan is applicable only to
Participants who perform one or more hours of service for the Employer on or after the Restated Effective Date. The rights and benefits of any participant whose active employment terminated by retirement or otherwise prior to the Restated Effective Date and his Beneficiaries shall be determined under the Plan as in effect prior to the Restated Effective Date, unless a subsequent amendment of the Plan by its express terms applies to Participants who have previously terminated employment with the Employer and all of its affiliates.

	2.03	Termination of Participation - An Employee who has become
a Participant shall remain a Participant until the entire amount of his vested benefits, if any, under the Plan are distributed to him or his Beneficiary in the event of his death.

ARTICLE III
BENEFITS

	3.01	Benefits -

	(a)	In General - The benefits under this Plan to
which a Participant shall be entitled shall be (i) the supplemental pension benefit described in Subsection 3.01(b), and
(ii) the supplemental matching contribution account described in Subsection 3.01(c).

	(b)	Supplemental Pension Benefit - With respect to
any Participant who was a participant of the Plan on both the day immediately before the Restated Effective Date and on the Restated Effective Date, the "supplemental pension benefit" shall be the greater of (i) the supplement cash balance accrued benefit described in Subsection 3.01(b)(1), or (ii) the supplement unit credit accrued benefit "supplemental pension benefit" shall be the supplement cash balance accrued benefit described in Subsection 3.01(b)(1).

	(1)	The "supplement cash balance accrued
benefit" is the difference, if any, between (A) and (B) where:

			(A)	is the benefit to which the
Participant would be entitled under the Pension
Plan, expressed in the normal form of benefit, if such benefit was computed (i) as if benefits under such plan were based upon the Participant's
Base Compensation, (ii) without the annual compensation limitation imposed by Section
401(a)(17) of the Code, and (iii) without the restrictions or the limitations imposed by Sections 415(b) or 415(e) of the Code; and

	(B)	is the benefit payable to the
Participant under the Pension Plan, expressed in the normal form of benefit.

	(2)	The "supplement unit credit accrued
benefit" is the difference, if any, between (A) and (B) where:

			(A)	is the benefit to which the
Participant would be entitled under the Prior
Pension Plan, expressed in the normal form of benefit, if such benefit was computed (i) as if benefits under such plan were based upon the Participant's Base Compensation, (ii) without the annual compensation limitation imposed by Section
401(a)(17) of the Code, and (iii) without the restrictions or the limitations imposed by Sections 415(b) or 415(e) of the Code; and

	(B)	is the benefit payable to the
Participant under the Pension Plan, expressed in the normal form of benefit.

	(c)	Supplemental Matching Contribution Account - The
"supplemental matching contribution account" shall be an account that is credited annually with (i) supplemental matching contributions described in Subsection 3.01(c)(1), and
(ii) theoretical earnings described in Subsection 3.01(c)(2).

	(1)	"Supplemental matching contributions"
shall for each year of participation in this Plan be the difference, if any, between (A) and (B) where:

	(A)	is the matching contribution
allocation to which the Participant would be entitled under the Thrift Plan for such year of participation if such allocation were computed
(i) as if the matching contribution allocation under such plan was based upon the Participant's
Base Compensation, (ii) without the annual compensation limitation imposed by Section
401(a)(17) of the Code, (iii) without the restrictions or the limitations imposed by Sections 415(c) or 415(e) of the Code, and (iv) as if he made After Tax Member Basic
Contributions (within the meaning of the Thrift
Plan) and Tax Saver Member Basic Contributions
(within the meaning of the Thrift Plan) at the same percentage of Base Compensation as he made such contributions to the Thrift Plan for such year of participation; and

	(B)	is the matching contribution
allocated to the Participant under the Thrift
Plan for such year of participation.

	(2)	"Theoretical earnings" shall be the
income, gains and losses which would have been credited on a Participant's account balance if such account were invested in the Company Stock Fund (within the meaning of the Thrift Plan) offered as a part of the Thrift Plan.

	(d)	Benefits for Class A Executives - In the case of
a Participant who is a Class A Executive, Subsections 3.01(b) and
3.01(c) shall be applied by substituting the term, "Bonus
Compensation" for the term, "Base Compensation".

	(e)	Prior Benefit - With respect to a Participant
described in Subsection 2.01(a), in no event shall such Participant's benefits under this Section 3.01 be less than his benefits accrued as of March 31, 1997 under the Plan as in effect on that date.

	3.02	Vesting of Benefits -

	(a)	In General - Except as otherwise provided in this
Section 3.02, a Participant's right to the benefits accrued hereunder for such Participant shall vest in accordance with the vesting provisions set forth in the Pension Plan.

	(b)	Accelerated Vesting Upon Death, Disability, or
Change of Control - If the Participant's employment with the Employer and all of its affiliates is terminated as a result of death, Disability, or Change of Control (irrespective of whether such termination is initiated by the Participant or the Employer or its affiliates and without regard to the reason therefor), all benefits accrued hereunder for the Participant shall become fully vested and shall be paid in accordance with Subsection 3.04(b).

	(c)	Termination for Cause.  Except as provided in
Subsection 3.02(b), if the termination of a Participant's employment with the Employer and all of its affiliates is as a result of or caused by the Participant's theft or embezzlement from the Employer or any of its affiliates, the disclosure by the Participant of confidential information of the Employer or its affiliates, or the Participant's stealing trade secrets or intellectual property owned by the Employer or its affiliates, then the benefits of such Participant hereunder, to the extent not yet received, shall become null and void effective as of the date of the occurrence of the event which results in the Participant ceasing to be an employee of the Employer and all of its affiliates and any purported claim for benefits by or on behalf of said Participant following such date shall be of no effect.

	(d)	If an Employee terminates employment with the
Employer and all of its affiliates, the benefits accrued hereunder (or the portion thereof) which are not vested in accordance with this Section 3.02 shall be forfeited as of the date of such termination.

	3.03	Transfer of Employment -

	(a)	Transfer to Nonparticipating Affiliate - The
benefits of a Participant who transfers to an affiliate of the Employer (other than Group or any of its subsidiaries listed in Appendix A) shall be determined under Section 3.01 by taking into consideration only (i) the Participant's Base Compensation or Bonus Compensation for services performed for the Employer, and
(ii) the Participant's years of service with the Employer for purposes of determining accrual of benefits. Such Participant shall continue as a Participant until the occurrence of his death, Disability, Change of Control, or other termination of employment with all affiliates of the Employer.

	(b)	Transfer from Nonparticipating Affiliate - The
benefits of a Participant who was previously employed by an affiliate of the Employer (other than Group or any of its subsidiaries listed in Appendix A) immediately before his employment with the Employer shall be determined under Section
3.01 as if the Participant's employment with the affiliate of the Employer was performed for the Employer, except that such Participant's Base Compensation and Bonus Compensation shall not include any bonuses paid by an affiliate.

	3.04	Payment of Benefits -

	(a)	Time and Method of Payment of Normal or Early
Retirement Benefits - Except as otherwise provided in Subsections 3.04(b) and 3.04(c), the benefits to which a Participant or his Beneficiary are entitled under this Plan shall be paid at the same time and in the same manner as the Participant's benefits under each of the Retirement Plans to which his benefits under this Plan relate, except that benefits under this Plan shall not be distributable until the Participant's employment with the Employer and all of its affiliates is terminated. Notwithstanding the foregoing, benefits may be distributable in a lump sum or in such other form as may be agreed in writing by the Participant and EBPAC (or its delegatee). Any optional form of benefit payable under this Plan shall be the actuarial equivalent (within the meaning of the applicable Retirement Plan) of the benefit, expressed in the normal form of benefit, otherwise payable under this Plan. If there is no Retirement Plan (or its successor), the actuarial factors to be used will be those actuarial factors as are selected by the actuarial firm that last serviced the Retirement Plan prior to its termination or merger, as being then appropriate had the Retirement Plan remained in existence at its last level of benefits and with its last participant census.

	(b)	Time and Method of Payment of Benefits Upon
Death, Disability, or Change of Control - If the Participant's employment with the Employer and all of its affiliates is terminated as a result of death, Disability, or Change of Control (irrespective of whether such termination is initiated by the Participant or the Employer or its affiliates and without regard to the reason therefor), all benefits accrued hereunder for the Participant shall be paid to the Participant or his Beneficiary, as the case may be, at the option of the Participant or if the Participant is deceased, at the option of such Beneficiary, in a lump sum distribution to be made not later than three months after the occurrence of such event or in the same manner as the Participant's benefits under each of the Retirement Plans to which his benefits under this Plan relates.

	(c)	No Company Stock Distributable - In no event
shall a Participant or Beneficiary receive the benefits to which he is entitled to under this Plan in the form of Company Stock (as defined in the Thrift Plan).

	(d)	No Spousal Rights - Nothing contained in this
Plan is intended to give or shall give any spouse or former spouse of a Participant or any other person any right to benefits under the Plan by virtue of Code Sections 401(a)(11) or 417 or ERISA
Section 205 (relating to qualified preretirement survivor annuities and qualified joint and survivor annuities) or Code
Section 401(a)(13)(B) or 414(p) or ERISA Section 206(d)(3) (relating to qualified domestic relations orders).

	3.05	Taxes - Notwithstanding the foregoing, benefits payable
hereunder shall be subject to all applicable federal, state and local taxes which are required to be paid or withheld by the Employer. To the extent any amount accrued or credited hereunder is treated as "wages" for FICA or FUTA tax purposes, as determined by the Employer, the Employer shall require that the Participant either (i) timely pay such taxes in cash by separate check to his Employer, or (ii) make other arrangements satisfactory to such Employer (e.g., additional withholding from other wage payments) for the payment of such taxes. To the extent a Participant fails to pay or provide for such taxes as required, the Committee may suspend the Participant's participation in the Plan or reduce benefits accrued hereunder.

	3.06	Offset for Obligations to Employer - Subject to Section
3.05, if, at such time as a Participant or his Beneficiary becomes entitled to benefit payments hereunder, the Participant has any debt, obligation, or other liability representing an amount owing to the Employer or its affiliates, the Employer may offset the amount owing it or its affiliates against the amount of benefits otherwise distributable hereunder notwithstanding any provision of this Plan to the contrary.

ARTICLE IV
ADMINISTRATION

	4.01	Administration - The Committee (or its delegatee) and
EBPAC (or its delegatee) shall administer and interpret this Plan in accordance with the provisions of the Plan and in their sole and absolute discretion. Any determination or decision by the Committee (or its delegatee) or EBPAC (or its delegatee) shall be conclusive and binding on all persons who at any time have, have had, or claim to have any interest whatsoever under this Plan.

	4.02	Liability of Committee or EBPAC; Indemnification - To the
extent permitted by law, no member of the Committee (or its delegatee) or EBPAC (or its delegatee) shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own gross negligence or willful misconduct.
 The Employer shall indemnify the members of the Committee (or its delegatee) and EBPAC (or its delegatee) against any and all claims, losses, damages, expenses, including any counsel fees and costs, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct. Each affected member of the Committee shall promptly notify the Employer of any claim, action or proceeding for which he may seek indemnification. The indemnification of Committee members provided for in this Section shall survive the resignation or removal of the Committee member and the termination of the Plan.

	4.03	Determination of Benefits -

	(a)	Claim - A person who believes that he is being
denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with EBPAC (or its delegatee), setting forth his claim. The request must be addressed to EBPAC (or its delegatee) at its then principal place of business.

	(b)	Claim Decision - Upon receipt of a claim, EBPAC
(or its delegatee) shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. EBPAC (or its delegatee) may, however, extend the reply period for an additional 90 days for reasonable cause.

	If the claim is denied in whole or in part, EBPAC (or its delegatee) shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth (i) the specific reason or reasons for such denial, (ii) the specific references to pertinent provisions of the Plan on which such denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary,
(iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and (v) the time limits for requesting a review as described in Subsection 4.03(c) and for review as described in Subsection 4.03(d).

	(c)	Request for Review - Within 60 days after the
receipt by the Claimant of the written opinion described in Subsection 4.03(b), the Claimant may request in writing that the Committee (or its delegatee) review the initial determination. Such request must be addressed to the Committee (or its delegatee), at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee (or its delegatee). If the Claimant does not request a review of EBPAC's (or its delegatee's) determination within such 60 day period, he shall be barred and estopped from challenging EBPAC's (or its delegatee's) determination.

	(d)	Review of Decision - Within 60 days after the
Committee's (or its delegatee's) receipt of a request for review, the Committee (or its delegatee) will review the initial determination. After considering all materials presented by the Claimant, the Committee (or its delegatee) will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the 60 day time period be extended, the Committee (or its delegatee) will so notify the Claimant and the Committee (or its delegatee) will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

	4.04	Payment Due an Incompetent - If EBPAC (or its delegatee)
receives evidence that the Participant or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, EBPAC (or its delegatee) may, in its sole discretion, direct the payment to any other person or trust which has been legally appointed by the courts. Such payment shall completely discharge the Employer from all liability with respect to such benefit.

	4.05	Liability for Payment; Expenses - Each Employer shall be
liable for the payment of benefits which are payable hereunder to its Employees. The expenses of administering the Plan shall be paid by the Employers, as directed by Group.

ARTICLE V
AMENDMENT AND TERMINATION

	5.01	Amendment -

		(a)	In General - Except to the extent otherwise
reserved to the Committee, the President or any Vice President of Group (the "Corporate Officers") shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. The Committee expressly reserves the right to amend Sections 1.01, 1.03, 1.04, 1.05, 1.06, 1.08, 1.12, 1.13, 1.16, 2.01, 3.01, 3.02, 3.04(b), 4.06, 5.01,
5.02, 5.03, and 6.02 hereof and shall have the right to amend any such section or sections at any time or from time to time, including a retroactive amendment. Any such amendment shall become effective upon the date stated therein, and shall be binding on the Participant and his Beneficiary, except as otherwise provided in such amendment or this Section 5.01.

		(b)	Amendment Affecting Accrued Benefit - No
amendment to the Plan (including a change in the actuarial basis for determining optional or early retirement benefits) shall be effective to the extent that it has the effect of decreasing a Participant's benefits accrued under the Plan as of the date of such amendment, and no amendment may suspend the crediting of theoretical earnings (described in Subsection 3.01(c)(2)) on the balance of a Participant's supplemental matching contribution account (as described in Subsection 3.01(c)), until the entire balance of such account has been distributed, in either case, without the prior written consent of the affected Participant.

		(c)	Amendment of Vesting Schedule - If the vesting
provisions of the Plan are amended in any way that directly or indirectly affects the computation of a Participant's vested benefits accrued under the Plan, each Participant may elect to have his vested benefits accrued under the Plan computed without regard to such amendment, except that no such election shall be required for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than such Participant's vested percentage determined without regard to such amendment.

	5.02	Termination or Merger of the Plan - Group has established
this Plan with the bona fide intention and expectation that from year-to-year it will deem it advisable to continue it in effect. However, the Committee, in its sole discretion, reserves the right to terminate the Plan in its entirety at any time. In the event this Plan is terminated, the rights of all affected Participants to benefits accrued under the Plan as of the date of such termination shall be immediately vested, subject to Subsection 3.02(c). No such termination may adversely affect any Participant's accrued benefits as of the date of such termination and no such termination may suspend the crediting of theoretical earning (as described in Subsection 3.01(c)(2)) on the balance of a Participant's supplemental matching contribution account (as described in Subsection 3.01(c)), until the entire balance of such account has been distributed.

	In the event of a merger or consolidation of this Plan with any other plan, each Participant's benefits under the Plan immediately after such merger or consolidation shall be equal to or greater than the accrued benefits the Participant would have received had the Plan terminated immediately before the merger or consolidation.

	5.03	Supplements - In adopting the Plan or at any time
thereafter, an Employer may adopt a Supplement which modifies or adds to the Plan. Any Supplement shall be effective only if approved by a Corporate Officer, and the Committee if, and to the extent, that such Supplement modifies a provision of a section enumerated in Section 5.01 which is amendable only by the Committee. Upon its effective date, such Supplement shall be deemed incorporated by reference into the Plan as adopted by such Employer. In the event of any discrepancy between a Supplement and the provisions of the Plan, the provisions of the Supplement shall govern.

	5.04	Withdrawal by Employer - Any Employer (other than Group)
which adopts this Plan may elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it. Upon such withdrawal, such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and such termination shall be subject to the limitations and other conditions described in Section 5.02.

ARTICLE VI
MISCELLANEOUS

	6.01	No Trust Created - Nothing contained in this Plan, and no
action taken pursuant to its provisions by the Employer or its affiliates shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Employer and the Participants or their beneficiaries.

	6.02	Funding - The Employer is not required to and shall not
fund (within the meaning of the Federal tax laws) this Plan. The benefits payable under this Plan to Participants or their Beneficiaries may be made from the general assets of the Employer or from such other assets earmarked, deposited, contributed to a trust, or otherwise set aside to fund benefits under this Plan. It is intended that the Employer's obligation under this Plan be an unfunded and unsecured promise to pay money in the future. Any funds earmarked, deposited, contributed to a trust, or otherwise set aside by the Employer to assist it in satisfying its obligations under this Plan shall be subject to the claims of general creditors of the Employer. The Participants' (or their Beneficiaries') rights to benefits under this Plan which are payable by the Employer shall be no greater than the right of any unsecured general creditor of the Employer, and the Participants (and their Beneficiaries) shall not have any security interest in any assets (including, but not limited to, assets earmarked, deposited, contributed to a trust, or otherwise set aside to fund benefits provided under the Plan) of the Employer.

	6.03	Top Hat Plan - It is the Employer's intention that this
Plan be construed as an unfunded, nonqualified deferred compensation plan maintained for a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA. With respect to amounts received under the Plan after December 31, 1995, the Plan shall be treated as two separate plans, one maintained solely for the purpose of providing retirement benefits for Employees in excess of the limitations imposed by Sections 401(a)(17), 401(m), or 415 of the Code or any other limitation on contributions or benefits in the Code on plans to which any of the sections described in 4 U.S.C. Sec. 114(b)(1)(I)(ii) apply (i.e., the source tax plan), and the other providing any other benefits provided by the Plan (i.e., the non-source tax plan).

	6.04	Effect on Benefits under other Plans - Any benefits
payable under this Plan shall not be considered salary or other compensation to the Participant for purposes of computing benefits to which he may be entitled under any other employee benefit plan established or maintained by the Employer or its affiliates, except to the extent provided in such other employee benefit plan.

	6.05	Spendthrift Clause - Except as provided in Sections 3.05
and 3.06, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary nor subject to the debts, contracts, liabilities, engagements, or torts of a Participant or Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void, except as provided by Sections 3.05 and 3.06.

	6.06	Rights Against the Employer - The establishment of this
Plan shall not be construed as giving to a Participant, Beneficiary, employee or any person whomsoever, any legal, equitable or other rights against Group or its affiliates, or their officers, directors, agents or shareholders, or as giving to the Participant, Beneficiary, employee or any person whomsoever any equity or other interest in the assets, business or shares of Group or its affiliates' stock.

	6.07	No Contract of Employment - Nothing contained in this Plan
shall be construed to be a contract of employment or as conferring upon a Participant the right to continue to be employed by the Employer in his present capacity or in any capacity. The Participant shall be subject to discharge to the same extent he would have been if this Plan had never been adopted.

	6.08	Indemnity Upon Change of Control - If upon a Change of
Control it becomes necessary for a Participant (or his Beneficiary) to institute a claim, by litigation or otherwise, to enforce his rights under this Plan, Group (and its successors and assigns) shall indemnify such Participant (or his Beneficiary) from and against all costs and expenses, including legal fees, incurred by him in instituting and maintaining such claim.

	6.09	Successors - This Plan shall be binding upon Group and its
successors and assigns, and Participants, their Beneficiaries, successors, heirs, executors, administrators and beneficiaries.

	6.10	Severability - In the event that any provision of this
Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

	6.11	Governing Law - The validity and effect of this Plan and
the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Florida unless superseded by federal law.

	6.12	Construction - The article and section headings and
numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

	IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors has caused this Plan to be signed by its duly appointed officers and its corporate seal to be hereunto affixed as of the day and year first written above.

FPL GROUP, INC.

By: LARRY KELLEHER

Title: Sr. Vice President, Human Resources
			(Seal)

APPENDIX A

List of Participating Employers


1.	Florida Power & Light Company
2. ESI Energy, Inc.
3. FPL Group International, Inc.

APPENDIX B

List of Participants


Participant Name	Class A Executive

Alfonso, A.
Altmann, A.F.
Broadhead, J.L.	          X
Coyle, D.P.	          X
Davis, K.M.
Evanson, P.J.	          X
Gelber, L.
Hamilton, W.W.
Hertz, J.E.
Higgins, J.P.
Hovey, R.J.
Kelleher, L.J.	          X
Kirk, T.F.	          X
Klinger, D.M.
Kundalkar, R.J.
Laseter, L.J.
Levin, S.H.
Marshall, R.M.
Milne, J.G.	          X
Norris, J.C.
Olivera, A.J.
Petillo, J.T.
Plunkett, T.F.
Rodriguez, A.
Sager, D.A.
Samil, D.L.	          X
Scalf, J.E.
Stall, J.A.
Stewart, R.E.
Sullivan, G.E.
Walker, W.G.
Werneburg, K.R.	          X
Wilson, M.M.
Woody, C.O.
Yackira, M.W.	          X